UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2021

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2021, New Mountain Finance Corporation (the “Company”) entered into Amendment No. 6 to Loan Financing and Servicing Agreement (the “Sixth Amendment”), which amended the Loan Financing and Servicing Agreement, dated as of December 14, 2018, as amended by Amendment No. 1 thereto, dated as of March 18, 2019, Amendment No. 2 thereto, dated as of June 28, 2019, Amendment No. 3 thereto, dated as of August 12, 2019, Amendment No. 4 thereto, dated as of November 25, 2019, and Amendment No. 5 thereto, dated as of December 12, 2019 (together with the exhibits and schedules thereto, the “DB Credit Facility”), by and among the Company, as the equityholder and the servicer, New Mountain Finance DB, L.L.C., as the borrower (the “Borrower”), Deutsche Bank AG, New York Branch ("DBNY"), as the facility agent (the “Facility Agent”), U.S. Bank National Association, as the collateral agent and collateral custodian, and DBNY as agent and lender, and each of the other agents and lenders from time to time party thereto (the “Lenders”).

Pursuant to the Sixth Amendment, among other things, (i) the revolving period of the DB Credit Facility was extended to March 25, 2024 and the facility termination date of the DB Credit Facility was extended to March 25, 2026, (ii) the Applicable Margin for calculation of the interest rate during the Revolving Period was lowered from 2.60% per annum to 2.35% per annum, and the Applicable Margin for calculation of the interest rate after the Revolving Period will be 2.55% per annum, instead of 2.80% per annum, (iii) the concentration level for Non-First Lien Loans was lowered from 50% to 47.5% of the Excess Concentration Measure, the concentration level for Second Lien Loans was lowered from 40% to 37.5% of the Excess Concentration Measure, the concentration level for Multiple of Recurring Revenue Loans was increased from 25% to 35% of the Excess Concentration Measure, and a new concentration limit for Cov-Lite Loans equal to 50% of the Excess Concentration Measure was added, (iv) the following new Revaluation Events were added: if the Borrower sells or otherwise disposes of a Collateral Obligation at a price less than the lower of (x) 95% and (y) the currently assigned Discount Factor minus 2.00%, or if the related Obligor undergoes a merger, acquisition, consolidation or other restructuring or sells all or substantially all of its assets or acquires all or substantially all of the assets of another Person, and (v) certain other modifications were made to the DB Credit Facility, as set forth in Appendix A to the Sixth Amendment.

The description above is qualified in its entirety by reference to the copy of the Sixth Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.

10.1	Form of Amendment No. 6 to Loan Financing and Servicing Agreement, dated as of March 25, 2021, by and among New Mountain Finance Corporation, as the equityholder, New Mountain Finance DB, L.L.C., as the borrower, U.S. Bank National Association, as the collateral Agent and collateral custodian, and Deutsche Bank AG, New York Branch, as the facility agent, an agent and a lender, and the other agents and lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: March 31, 2021	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary